                                                                    Exhibit 24.2


                               POWER OF ATTORNEY

        Each person whose signature appears below hereby authorizes Richard J. Lubasch, George S. Blumenthal, J. Barclay Knapp and Gregg Gorelick and each and any of them, as attorney-in-fact and agents, with full powers and substitution, to sign on his or her behalf, individually and in the capacity stated below, and to file any and all amendments (including post-effective amendments) to this Registration Statement with the Securities and Exchange Commission, granting to said attorney-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.


     SIGNATURE                    TITLE                   DATE
     ---------                    -----                   ----

   /s/ Warren Potash
--------------------              Director              April 18, 1997
   Warren Potash